EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-92248, 333-98549, and 333-108222 on Form S-8 of our report dated April 18, 2005, relating to the financial statements and financial statement schedules of Factory Card & Party Outlet Corp. and subsidiary, appearing in this Annual Report on Form 10-K of Factory Card & Party Outlet Corp. and subsidiary for the 52 weeks ended January 29, 2005.

/s/    DELOITTE & TOUCHE LLP

Chicago, Illinois

April 18, 2005